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                                                                   Exhibit 10.11

                              CONSULTING AGREEMENT

     This Agreement ("Agreement") effective as of this 28th day of July, 2000, by and between MORGAN STANLEY & CO. INCORPORATED, a Delaware corporation ("COMPANY") with its principal place of business at 1585 Broadway, New York, NY 10036, and KANBAY INCORPORATED ("CONSULTANT"), with its principal place of business at 6400 Shafer Court, Suite 100, Rosemont, Illinois 60018.

     WHEREAS, the COMPANY and CONSULTANT desire to enter into an agreement whereby CONSULTANT will perform certain services for COMPANY;

     NOW, THEREFORE, in consideration of the mutual covenants hereinafter recited, the parties agree as follows:

1.   TERM AND TERMINATION

     The term of this Agreement shall commence as of the date first written above, and shall continue until terminated in accordance with the provisions of paragraph 13 hereof. On termination, COMPANY's obligation to pay any compensation, except for services and expenses already agreed and incurred, shall cease and terminate.

2.   MASTER AGREEMENT; TASK ORDERS

     This Agreement is a master agreement consisting of individual Task Orders ("Task Orders"). COMPANY desires that CONSULTANT shall perform, and CONSULTANT agrees to perform, such systems analysis and design services, computer programming services and/or other consulting services the "Services" as are set forth in the initial Task Order attached hereto as SCHEDULE A, and each future Task Order executed by the parties (the "Services"). Each Task Order will be attached as an additional SCHEDULE A to this Agreement. The terms and conditions of this Agreement shall govern with respect to the Services, in accordance with each Task Order. Should the terms of this Agreement conflict with the terms of any Task Order, the terms of the Task Order will control.

3.   TECHNICAL DIRECTION

     CONSULTANT shall report to and receive technical direction only from such COMPANY employees or officers as are listed in the applicable Task Order or as shall be designated by such employees or officers.

4.   PRICE

     COMPANY agrees to pay CONSULTANT for the Services rendered in accordance with the Payment Schedule specified in each Task Order. The parties can add additional personnel and rates to any Task Order by mutual written agreement.

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5.   REIMBURSEMENT OF EXPENSES

     COMPANY shall not be liable to CONSULTANT for any expenses paid or incurred by CONSULTANT unless agreed to in writing. CONSULTANT shall provide COMPANY with appropriate documentation evidencing all approved expenses. CONSULTANT agrees to abide by the policies set forth in COMPANY's Information Technology Division's "Expense Reimbursement Policy for Consultants," attached hereto as Exhibit 1.

6.   PAYMENTS; TAXES

     Each invoice shall be due and payable in U.S. dollars within forty five
(45) calendar days after receipt of such invoice. In addition, COMPANY shall be responsible for paying any applicable sales, use, value added, or similar taxes, specified in the applicable invoice and imposed upon the Services rendered or products provided hereunder by any federal, state, local, or foreign government authority, exclusive of any taxes based upon CONSULTANT's income or payroll.

7.   INDEPENDENT CONTRACTOR

     CONSULTANT acknowledges that it is acting as an independent contractor, that CONSULTANT is solely responsible for its actions or inactions, and that nothing in this Agreement shall be construed to create an employment relationship between the parties. CONSULTANT is not authorized to enter into contracts or agreements on behalf of COMPANY or to otherwise create obligations of COMPANY to third parties. CONSULTANT shall be responsible for and shall maintain adequate records of expenses it shall incur in the course of performing Services hereunder and shall be solely responsible for and shall file, on a timely basis, tax returns and payments required to be filed with or made to any federal or state or local tax authority with respect to its performance of Services hereunder. Neither federal, nor state nor local income tax of any kind shall be withheld or paid by COMPANY with respect to any amount paid to CONSULTANT pursuant to this Agreement. CONSULTANT agrees that CONSULTANT is responsible for payment of all applicable workers' compensation, disability benefits and unemployment insurance, and for withholding and paying such employment taxes and income withholding taxes as required, with respect to CONSULTANT or any employee of CONSULTANT.

8.   CONSULTANT'S PERSONNEL

     The Services provided by CONSULTANT may be performed, as the case may be, by CONSULTANT (if CONSULTANT is an individual) or by personnel who may be either employees of CONSULTANT or, with COMPANY's consent as required below, of independent subcontractors of CONSULTANT. CONSULTANT agrees that, with respect to Services provided hereunder, neither CONSULTANT nor any personnel supplied by CONSULTANT or a subcontractor thereof are COMPANY employees for any purpose, including, without limitation by specification: (i) for federal, state or local tax, employment, withholding or reporting purposes; or (ii) for eligibility or entitlement to any benefit under any of the COMPANY's employee benefit plans (including, without limitation, those that are subject to the Employee Retirement Income Security Act of 1974, as amended), incentive, compensation or other employee programs or policies

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(each, a "Benefit Plan"). CONSULTANT agrees that all such personnel shall be informed that they are employees solely of CONSULTANT, or subcontractor if applicable, and not eligible to participate in any Benefit Plan.

     In the event that any federal, state or local government or administrative agency, or other regulatory entity, or any court, determines that CONSULTANT or any personnel of CONSULTANT, or of a subcontractor thereof, acted as an employee of COMPANY in performing Services, CONSULTANT: (i) waives any and all claims that CONSULTANT may have as a result of any such determination and acknowledges that CONSULTANT agreed to render Services under this Agreement with the understanding that neither CONSULTANT nor any employee of CONSULTANT (nor any employee of any subcontractor of CONSULTANT) has any right or entitlement to any such benefit; and (ii) agrees to indemnify and hold COMPANY harmless from all liabilities, costs and expenses (including, but not limited to, attorney's fees) incurred by COMPANY as a result of, or related to, such a determination.

     In the event that any personnel performing Services hereunder are found to be reasonably unacceptable to COMPANY, COMPANY shall notify CONSULTANT and CONSULTANT shall promptly take appropriate corrective actions or remove said personnel from performing Services hereunder and, if requested by COMPANY, provide a qualified replacement.

     In the event that CONSULTANT provides replacement personnel, CONSULTANT shall not charge COMPANY for the number of hours required to train the replacement until such personnel are familiar with the particular project and all work done prior thereto, so that such replacement personnel are capable of performing the Services as efficiently as the replaced personnel at the time of departure.

     CONSULTANT acknowledges that, in the course of providing Services, CONSULTANT and personnel performing Services hereunder may have access to, or acquire, knowledge of confidential, proprietary and/or sensitive information regarding COMPANY, COMPANY's clients or other parties with whom COMPANY has a relationship. CONSULTANT agrees that all such personnel will be advised of the standards imposed upon them with respect to Services they render and of their not being employees or agents of COMPANY for any purpose. Accordingly, CONSULTANT agrees that with respect to personnel providing Services, it shall institute for such personnel a Standard of Conduct (attached hereto as Exhibit
2) and shall obligate any subcontractor to do the same with respect to its personnel providing Services hereunder. In addition, prior to performing any Services hereunder, all personnel utilized by CONSULTANT (or by a subcontractor of CONSULTANT) in connection with the Services will be provided with a copy of such Standard of Conduct and will agree in writing to be bound by all of the restrictions and covenants set forth therein; as well as agreeing that they are employees of CONSULTANT or its subcontractor. If CONSULTANT is an individual he or she shall execute an Individual Consultant Addendum and Exhibit 2 shall not be applicable.

     Notwithstanding any other provision of this Agreement, CONSULTANT may not assign or subcontract to another party any of the Services to be performed hereunder without the express written consent of COMPANY. If such consent is obtained, CONSULTANT agrees to indemnify COMPANY with respect to any liability, cost, or expense (including, but not limited to, attorney's

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fees) relating to any Services provided by subcontractor or with respect to any personnel of subcontractor.

     Upon execution of this Agreement, CONSULTANT shall provide to COMPANY the following documents:

     (a) if CONSULTANT is incorporated, a certificate of good standing of CONSULTANT as a corporation under the laws of the state of CONSULTANT's incorporation; and

     (b)  evidence of CONSULTANT's federal employer identification number.

     Failure by CONSULTANT to provide COMPANY any documents required under this
Section 8 shall be grounds for withholding payments of CONSULTANT's invoices.

9.   CONFIDENTIAL INFORMATION

     (a) As used herein, "COMPANY Confidential Information" shall mean the COMPANY Properties (as defined in Section 11(c) of this Agreement) and all information of the COMPANY to which CONSULTANT has had access in connection with performance of this Agreement, whether in oral, written, graphic or machine-readable form, including without limitation, specifications, user, operations or systems manuals, diagrams, graphs, models, sketches, technical data, research, business or financial information, plans, strategies, forecasts, forecast assumptions, business practices, marketing information and material, customer names, proprietary ideas, concepts, know-how, methodologies and all other information related to COMPANY's business. COMPANY Confidential Information shall also include confidential information of a similar nature received by COMPANY from a third party.

     (b) As used herein, "CONSULTANT Confidential Information" shall mean CONSULTANT Properties (as defined in Section 12(a) of this Agreement) furnished by CONSULTANT to COMPANY in written, graphic or machine-readable form.

     (c) The COMPANY Confidential Information and CONSULTANT Confidential Information shall hereinafter be referred to as the "Confidential Information". Notwithstanding anything to the contrary contained in this Agreement, Confidential Information shall not include information which: (a) is in the public domain at the time of disclosure; (b) was in the possession of or demonstrably known by the recipient prior to its receipt from the disclosing party; (c) is independently developed by recipient without use of the Confidential Information; or (d) becomes known to recipient from a source other than disclosing party without breach of this Agreement.

     (d) Each party agrees to maintain the confidentiality of the Confidential Information using procedures no less rigorous than those used to protect and preserve the confidentiality of its own similar proprietary information (and in any event not less than a reasonable degree of care) and shall not, directly or indirectly; (a) transfer or disclose any Confidential Information to any third party, except that the each party shall be permitted to disclose the Confidential Information of the other party to its employees and independent consultants to the extent necessary for the

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performances of the Services hereunder; (b) use any Confidential Information other than as contemplated under this Agreement or (c) take any other action with respect to the Confidential Information inconsistent with the confidential and proprietary nature of such information.

     (e) If the receiving party is requested or required to disclose Confidential Information pursuant to a subpoena, court order or other similar process ("Court Order"), it is agreed that the receiving party shall provide the disclosing party with notice of such request(s) so that the disclosing party may seek an appropriate protective order. In the event that the disclosing party is not successful in obtaining a protective order and the receiving party is, in the opinion of its counsel, compelled to disclose the Confidential Information under pain of liability for contempt of court or other censure or penalty, the receiving party may disclose such information in accordance with and for the limited purpose of compliance with the Court Order, without liability hereunder.

     (f) CONSULTANT agrees not to disclose the identity of COMPANY as a customer or prospective customer of CONSULTANT or the existence or nature of the relationship contemplated by this Agreement, except as such disclosure may be required for CONSULTANT to comply with regulatory or other legal requirements.

10.  DISCLOSURE OF INVENTIONS; INNOVATIONS:

     CONSULTANT agrees to disclose promptly in writing to COMPANY any and all inventions, improvements, discoveries and copyrightable material, computer programs, processes, manufacturing techniques, trade secret formula or knowhow, patentable or unpatentable, copyrightable or uncopyrightable, protectable or unprotectable under any form of legal protection afforded to intellectual property, that during the term of this Agreement, and in relation to the performance of this Agreement, CONSULTANT may conceive, make, develop, author or work on in whole or in part solely or jointly with others. COMPANY agrees to hold all such disclosures in confidence as Confidential Information unless the invention, improvement, discovery or work is or becomes COMPANY's property as provided in Section 11.

11.  INVENTIONS, PATENTS, TRADE-MARKS AND COPYRIGHTS:

     (a)  DEFINITIONS.

          (i) The term "work" means any and all writings, designs, models, drawings, photographs, physical property, reports, formulas, patterns, devices, compilations, etc., whether or not protectable under Title 17 of the U.S. Code, and that are created for COMPANY by CONSULTANT, whether alone or with others, and whether they be created by independent contractors, employees or agents of CONSULTANT.

          (ii) The term "trademark" means any name, word, phrase, logo, design or other graphic depiction generated during the performance of this Agreement that is or can be used to describe either a product or service of COMPANY, and that is created for COMPANY by CONSULTANT, whether alone or with others, and whether they be created by independent contractors, employees or agents of CONSULTANT.

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          (iii) The term "invention" means any designs, processes, inventions or discoveries, whether or not patentable or otherwise protectable under Title 35 of the U.S. Code, that are created for COMPANY by CONSULTANT, whether alone or with others, and whether they be created by independent contractors, employees or agents of CONSULTANT.

     (b) WORK MADE FOR HIRE. In relation to the performance of this Agreement CONSULTANT may create certain works for COMPANY that may be copyrighted or copyrightable under the laws of the United States. To the extent that any such works are created, CONSULTANT will be considered to have created a "Work Made for Hire" as defined in 17 U.S.C. Section 101, and COMPANY shall have the sole right to the copyright. In the event that any such work created by CONSULTANT does not qualify as a Work Made for Hire, CONSULTANT hereby assigns its copyright and all rights, throughout the world, in and to the work to COMPANY, as provided for in Section 11(c) below.

     (c) TITLE TO WORKS, TRADE-MARKS, AND INVENTIONS PRODUCED. It is understood and agreed that the entire right, title and interest throughout the world to all works, trademarks, and/or inventions that are conceived of, prepared, procured, generated or produced, whether or not reduced to practice, by CONSULTANT, either solely or jointly with others during the course of, in connection with, or as related to the performance of this Agreement, shall be and hereby are vested and assigned by CONSULTANT to Company (collectively, the "COMPANY Properties").

     CONSULTANT agrees, at COMPANY's expense, to execute any and all documents prepared by COMPANY, and to do all other lawful acts as may be necessary, useful or convenient for COMPANY to establish, document, and protect such rights.

     CONSULTANT has acquired or shall acquire from each of its employees, consultants, and subcontractors, if any, the necessary rights to all such works, trademarks, and inventions produced by such employees, consultants, and subcontractors, within the scope of their employment by CONSULTANT in performing Services under this Agreement. CONSULTANT shall obtain the cooperation of each such party to secure to COMPANY or its nominees the rights COMPANY may acquire in accordance with the provisions of this Section 11.

12.  OWNERSHIP CONSULTANT PROPERTIES; AND RESIDUALS

     (a) CONSULTANT Properties. Proprietary computer software, methodologies, techniques, software libraries, tools, algorithms, materials, products, ideas, designs, and know-how used by CONSULTANT in providing Services (including all copies, enhancements, modifications, revisions, and derivative works of any of the foregoing, other than the foregoing that results from or is related to the Services) that: (a) existed prior to the effective date, or (b) are developed by CONSULTANT independently of providing the Services hereunder shall be the property of CONSULTANT ("CONSULTANT Properties"). As between CONSULTANT and COMPANY, CONSULTANT shall at all times be and remain the sole and exclusive owner of the CONSULTANT Properties. Except as expressly authorized in this Agreement or a Task Order hereunder, COMPANY will not copy, modify, distribute or transfer (by any means),

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display, sublicense, rent, reverse engineer, decompile, or disassemble the
CONSULTANT Properties.

     (b) LICENSE TO USE CONSULTANT PROPERTIES. CONSULTANT hereby grants to COMPANY a perpetual, world-wide, royalty-free, non-exclusive license to use, execute, reproduce, transmit, display, perform, and create derivative works from any CONSULTANT Properties incorporated into or made a part of the COMPANY Properties hereunder or provided as part of the Services, only in connection with the use, sale, licensing, modification, enhancement, or further development of such COMPANY Properties or Deliverables.

     (c)  USE OF RESIDUALS. Notwithstanding anything to the contrary in this
Section 12, CONSULTANT, and its employees, shall be free to use and employ their existing skills, and general ideas, general concepts, general knowledge, general experience, general processes, and general know-how gained or learned during the course of the Task Order (the "Residual Information"), to develop, independently, materials similar to those of materials developed or prepared hereunder, so long as CONSULTANT develops the same independently and without the use or disclosure of any Confidential Information of the COMPANY. For the avoidance of doubt, CONSULTANT may use or disclose the Residual Information that may be incorporated in or result from development of the Deliverables (as defined in Section 20) without restriction.

13.  TERMINATION

     (a) Either party may discontinue the use of Services, or provision of Services, as the case may be without reason or cause, at any time upon one hundred twenty (120) days prior written notice to the other party. Notwithstanding the foregoing, for a termination without cause by CONSULTANT such termination date shall not be prior to CONSULTANT's completion of all Services that CONSULTANT shall have agreed to perform.

     (b) If a party ( the "Defaulting Party") is in material breach of this Agreement or any Task Order, and the Defaulting Party does not remedy that breach or default within thirty (30) calendar days after receipt from the other party of written notice of breach, the non-defaulting party shall after the expiration of such thirty (30) calendar day period have the right to terminate the applicable Task Order. To the extent that the breach or default is of a nature, which goes beyond the relevant Task Order, the non-defaulting party may also terminate this Agreement. Termination of a Task Order or this Agreement shall be without prejudice to any other rights or remedies, which the non-defaulting party may have.

     (c) In the event of any such termination, COMPANY shall make payments to CONSULTANT for all work performed in accordance with the terms and conditions herein up to the date of termination, and CONSULTANT shall immediately return or provide to COMPANY, without limitation, all documents, drawings and other items of whatever nature supplied to CONSULTANT by COMPANY or developed by CONSULTANT in accordance with this Agreement.

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14.  CONFLICTS OF INTEREST:

     CONSULTANT hereby warrants that there is no conflict of interest (as determined in accordance with applicable industry standards) between CONSULTANT's other employment, if any, or other CONSULTANT contracts, if any, and the activities to be performed hereunder. CONSULTANT shall advise COMPANY if a conflict of interest arises in the future.

15.  REPRESENTATIONS AND WARRANTIES

     (a) REPRESENTATIONS AND WARRANTIES OF COMPANY. COMPANY hereby represents and warrants that it has all rights, titles, or interests in the COMPANY Properties required for the performance of its obligations hereunder and has the authority and the legal right to permit CONSULTANT to perform the Services described herein and contemplated hereby.

     (b)  REPRESENTATIONS AND WARRANTIES OF CONSULTANT.

          (1) RIGHTS AND TITLES. CONSULTANT hereby represents and warrants that: (i) it has all rights, titles or interests in the CONSULTANT Properties required for the performance of its obligations hereunder and has the authority and the legal right to perform the Services described herein and contemplated hereby; and (ii) it will not infringe or misappropriate any copyrights, patents, trademarks, trade secrets or other proprietary rights of any third party in connection with CONSULTANT's performance of the Services hereunder.

          (2) SERVICES. CONSULTANT further represents and warrants that the Services provided under this Agreement will be: (i) performed in a good workmanlike manner by skilled, knowledgeable and experienced personnel in the subject matter of the applicable Services; and (ii) of commercially reasonable quality and will be performed in accordance with industry standards.

          (3) NO VIRUSES. CONSULTANT further represents and warrants that the Deliverables shall not contain any computer code (i) designed to disrupt, disable, harm, or otherwise impede in any manner, including aesthetical disruptions or distortions, the operation of the Deliverables, or any of COMPANY's other associated software, firmware, hardware, computer system or network (sometimes referred to as "viruses" or "worms"), (ii) that would disable the Deliverables or impair in any way its operation based on the elapsing of a period of time, exceeding an authorized number of copies, advancement to a particular date or other numeral (sometimes referred to as "time bombs", "time locks", or "drop dead" devices) or (iii) that would permit the CONSULTANT or others to access the Deliverables to cause such disablement or impairment (sometimes referred to as "traps", "access codes" or "trap door" devices), or any other similar harmful, malicious or hidden procedures, routines or mechanisms which would cause such programs to cease functioning or to damage or corrupt data, storage media, programs, equipment or communications, or otherwise interfere with operations.

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     (c)  NO OTHER WARRANTY. EXCEPT AS PROVIDED IN THIS AGREEMENT, CONSULTANT
MAKES NO OTHER REPRESENTATION OR WARRANTY OF ANY KIND, WHETHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF
MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

16.  LIMITATION OF LIABILITY

     Each party's liability to the other for claims relating to this Agreement, whether for breach or in tort, shall be limited to the greater of three million ($3,000,000) dollars or the aggregate amount paid to CONSULTANT hereunder.

     IN NO EVENT WILL EITHER PARTY BE LIABLE FOR ANY INDIRECT, PUNITIVE, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGE OF THE OTHER PARTY IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT (INCLUDING LOST PROFITS). HOWEVER IT ARISES, WHETHER FOR BREACH OF THIS AGREEMENT, INCLUDING BREACH OF WARRANTY, OR IN TORT, EVEN IF THAT PARTY HAS BEEN PREVIOUSLY ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.

     The limitations of liability set forth in this paragraph 16 shall not apply with respect to any indemnity set forth above, or to any claims (i) for personal injury or property damage (including, without limitation, all costs associated with the recovery or replacement of lost or damaged software and data), or (ii) for breach of any confidentiality provision contained herein, or (iii) based on either party's willful misconduct or gross negligence.

17.  REPORTS

     CONSULTANT, when directed at COMPANY'S expense, shall provide written reports with respect to the Services rendered hereunder.

18.  LAWS AND REGULATIONS

     Each party and their employees shall comply with all applicable laws, rules and regulations, as well as all applicable securities laws and/or compliance regulations and procedures of the parties. In particular, and without limiting the foregoing, if CONSULTANT is performing any services on behalf of COMPANY's municipal finance business the following paragraph shall apply:

     COMPANY and CONSULTANT confirm that CONSULTANT is being retained solely to provide technical and analytical services in connection with the matters contemplated hereby and not for the purpose of obtaining or retaining municipal finance business for COMPANY. Without limiting the generality of the foregoing, CONSULTANT agrees that (a) neither it nor any of its officers, directors, partners, and non-clerical employees will make any political contributions or other payments, directly or indirectly, for the purposes of obtaining or retaining municipal finance business, (b) it will not enter into any arrangement with any third party to share in any of the fees payable hereunder without COMPANY's prior written consent, (c) it will comply with all applicable laws, rules and regulations including ethics rules governing conflicts of interest, and (d)

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it will certify annually during the term of this Agreement to the effect set forth in the next succeeding sentence. CONSULTANT represents to COMPANY that neither it nor any of its officers, directors, partners and non-clerical employees during the past two years has made or solicited any political contribution to a state or local official in excess of $250 per candidate per year in the jurisdiction in which CONSULTANT has been retained to work on behalf of COMPANY pursuant to this Agreement.

19.  INSURANCE TO BE CONFIRMED BY MORGAN STANLEY AS TO COVERAGES

     CONSULTANT shall, at its own cost and expense, obtain and maintain in full force and effect with sound and reputable insurers during the term of this Agreement, the insurance coverage in the minimum amounts described as follows:

     (a) Worker's Compensation in such form, and in such amounts, as may be required by law from time to time;

     (b) Broad Form Commercial General Liability Insurance (including Products/Completed Operations, Contractual, and Broad Form Property Damage coverage) in an amount of at least five million dollars ($5,000,000) combined single limit written on an occurrence basis, and naming COMPANY and its affiliates and subsidiaries as additional named insureds;

     (c) Employer's Liability at no less than five hundred thousand dollars ($500,000);

     (d)  Non-Occupation Disability Insurance;

     (e) Comprehensive crime coverage in the minimum amount of one million dollars ($1,000,000); and

     Commercial Automobile Liability Insurance, covering owned, non-owned and hired vehicles, providing bodily injury and property damage, having limits of liability, per occurrence, of at least one million dollars ($1,000,000), and naming COMPANY and its affiliates and subsidiaries as additional named insureds.

     All insurance required hereunder to be carried by CONSULTANT (or its subcontractors or agents) shall be with a company or companies and on forms reasonably satisfactory to COMPANY. No such insurance shall be deemed to be in effect until such time as satisfactory certificates evidencing coverage are provided to the non-insuring party at the inception of the contract and prior to expiration of any insurance. The certificates should stipulate that if the policies are canceled, non-renewed or materially changed during the policy term, written notice will be submitted to the COMPANY within thirty (30) days.

     Certificates are to be delivered to the COMPANY at the address set forth below prior to commencement any Services hereunder, and at least thirty (30) days prior to any expiration of each insurance policy:

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Morgan Stanley & Co. Incorporated

1585 Broadway

New York, NY 10036

Attn: Richard Schultz


     CONSULTANT shall require all policies of insurance that are in any way related to the Services to be provided by CONSULTANT hereunder and that are secured and maintained by CONSULTANT (or any subcontractor or agent) to include clauses providing that every underwriter shall waive all of its rights of recovery under subrogation or otherwise, against COMPANY, CONSULTANT, subcontractors and/or agents. CONSULTANT waives all rights of recovery against COMPANY, subcontractors and/or agents which CONSULTANT may have or acquire because of deductible clauses in or inadequacy of limits of any policies of insurance that are secured and maintained by CONSULTANT. CONSULTANT shall require all subcontractors and agents to waive the rights of recovery (as the aforesaid waiver by CONSULTANT) against COMPANY, CONSULTANT and other subcontractors or agents and deliver evidence of such waiver to COMPANY before such subcontractors and agents perform any services.

     Nothing in this Paragraph shall be construed as limiting CONSULTANT's (or any subcontractor's or agent's) liability to COMPANY or any third party.

     CONSULTANT shall promptly make a full written report to COMPANY as to all accidents or claims for damage arising from or in connection with (i) this Agreement; (ii) the discharge of CONSULTANT's duties hereunder; or (iii) the presence of CONSULTANT or CONSULTANT's agents or employees on the premises. CONSULTANT shall cooperate fully with COMPANY and with any insurance carrier in the investigation and defense of all such accidents and claims, such obligation to survive the termination or expiration of this Agreement.

     The mere purchase and existence of insurance does not reduce or release CONSULTANT from liability incurred and/or assumed within the scope of this Agreement. CONSULTANT's failure to maintain insurance shall not relieve it of liability under this Agreement.

20.  YEAR 2000 COMPLIANCE

     CONSULTANT represents, warrants and covenants that the products and services provided under this Agreement, including the CONSULTANT Properties and any hardware, software, data or other deliverables and any derivative works thereof (hereinafter "Deliverables") are year 2000 compatible and compliant (i.e., will correctly calculate, compare, sort, extract, sequence, store and otherwise process, in accordance with the Deliverables' intended use and applicable specifications, date related information and associated date calculations for dates before, during and after the year 2000, and will display date information in ways that are unambiguous as to the determination of the

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century). CONSULTANT further represents, warrants and covenants that prior to delivering any deliverables to COMPANY hereunder, CONSULTANT shall successfully test the Deliverables to ensure that there will be no adverse effect by virtue of date changes at any time from the delivery date thereof through the end of year 2002, and will demonstrate that the Deliverables are year 2000 compatible and compliant to COMPANY using test dates specified by COMPANY. In addition to any other damages for any breach of such representations, warranties and covenants, CONSULTANT agrees to assign immediately fully trained senior engineering staff, reasonably acceptable to COMPANY, to work continuously to correct such Deliverables at no additional cost or expense to COMPANY, and without interruption to COMPANY's ongoing business, time being of the essence, and CONSULTANT further agrees that in the event CONSULTANT fails immediately to assign acceptable staff until such Deliverables are corrected, COMPANY shall immediately be entitled to seek injunctive relief, as a court may deem appropriate, to enforce such remedy, money damages being insufficient to make COMPANY whole.

21.  INDEMNIFICATION

     (a) INTELLECTUAL PROPERTY. If either party (the ("Indemnitee") promptly notifies the other (the "Indemnitor") in writing of a claim (the "Claim") against the Indemnitee that any portion of the Indemnitor's software or other intellectual property used or subject to this Agreement (including, but not limited to, COMPANY Properties or CONSULTANT Deliverables, as the case may be) infringes a proprietary right of a third party, the Indemnitor shall, with respect to and to the extent of the portion of the Claim pertaining to the Indemnitor's software or other intellectual property, at its sole expense, defend, indemnify and hold harmless the Indemnitee with respect to such Claim and shall pay any costs or damages (including reasonable attorneys' fees) that may be incurred or finally awarded against the Indemnitee.

     (b) USE OF COMPANY MATERIALS. COMPANY shall indemnify, defend and reimburse CONSULTANT for, and hold CONSULTANT harmless from, any and all third-party Claims and any resulting costs (including reasonable attorneys' fees), and damages awarded against CONSULTANT, based on the use by CONSULTANT of any material provided by the COMPANY in connection with CONSULTANT's performance of Services. At COMPANY'S direction, CONSULTANT shall immediately cease use of the materials provided to CONSULTANT by COMPANY forming the basis of an infringement Claim. COMPANY shall have no obligation to indemnify CONSULTANT for damages awarded against CONSULTANT for use after such notice. COMPANY shall have the sole right to conduct the defense of any Claim or action and all negotiations for settlement or compromise. Notwithstanding foregoing, in the event that COMPANY shall fail to appoint an attorney within ten (10) calendar days after CONSULTANT has notified COMPANY of any such Claim, CONSULTANT shall have the right to select and appoint an alternative attorney and the reasonable cost and expenses thereof shall be paid by the COMPANY.

     (c) INFRINGEMENT BY DELIVERABLES. CONSULTANT shall have the sole right to conduct the defense of any Claim and all negotiations for its settlement or compromise, provided that any such settlement shall not adversely affect COMPANY'S use of the Deliverables. Notwithstanding the foregoing, in the event that CONSULTANT shall fail to

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appoint an attorney within ten (10) calendar days after COMPANY has notified
CONSULTANT of any such Claim, COMPANY shall have the right to select and appoint an alternative attorney and the reasonable cost and expense thereof shall be paid by CONSULTANT. If a Deliverable becomes or in CONSULTANT's reasonable opinion is likely to become the subject of any such Claim, then, CONSULTANT shall either: (i) procure for COMPANY the right to continue using the Deliverable as contemplated hereunder; (ii) modify the Deliverable to render same non-infringing (provided such modification does not adversely affect COMPANY's use as reasonably determined by COMPANY) or (c) replace same with equally suitable, functionally equivalent, compatible non-infringing Deliverable. If none of the foregoing is possible and if such Deliverable is found to infringe, COMPANY shall have the right to return the Deliverable to CONSULTANT and CONSULTANT shall promptly refund to COMPANY all amounts paid by COMPANY for the applicable Deliverable. In the event that COMPANY returns a Deliverable to CONSULTANT in accordance with the foregoing and as a result thereof any other Deliverable(s) can no longer be effectively used, as reasonably determined by COMPANY, COMPANY shall be entitled to return such other Deliverable(s) to CONSULTANT and CONSULTANT shall also refund to COMPANY all amounts paid by COMPANY for such other Deliverable(s).

     (d) SOLE CONTROL. To the extent of the portion of the Claim pertaining to its own properties, the Indemnitor under any of the indemnities set forth in this Section 21 shall have sole control of the defense of any such claim and all negotiations for settlement.

22.  EMPLOYEE SOLICITATION/HIRING

     During the term of this Agreement, and for one year thereafter, neither COMPANY nor CONSULTANT shall solicit, hire or knowingly engage any of the other party's employees engaged in the subject matter of this Agreement for one year following the termination of such employee's employment with the other party, without such other party's prior written consent.

23.  ASSIGNMENT

     Neither party may assign or delegate any or all of its rights (other than the right to receive payments) or its duties or obligations hereunder without the consent of the other party, which consent shall not be unreasonably withheld; provided, however, that either party may assign this Agreement, without the need to obtain consent of the other party, to an affiliate of such party or to a successor in interest to substantially all of the business of that party, provided that in all cases the assignee agrees in writing to all the obligations and liabilities under this Agreement and has the financial ability to do so. An assignee of either party authorized hereunder shall be bound by the terms of this Agreement and shall have all of the rights and obligations of the assigning party set forth in this Agreement. If any assignee shall fail to agree to be bound by all of the terms and obligations of this Agreement, then such assignment shall be deemed null and void and of no force or effect. In addition to the foregoing, and notwithstanding anything to the contrary, the COMPANY's Affiliates shall be permitted to request Services and CONSULTANT shall perform such Services under this Agreement. CONSULTANT agrees that all of its obligations to COMPANY under this Agreement shall apply equally to all such Affiliates. "Affiliate" is defined as Customer's parent corporation ("Parent") and all entities controlled by Parent.

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24.  SUBCONTRACTING

     Subject to Section 8, CONSULTANT shall have the right to subcontract, in its own discretion, all or any portion of the Services to be provided hereunder to any Affiliate of CONSULTANT.

25.  NO THIRD-PARTY BENEFIT

     Except as set forth to the contrary herein, the provisions of this Agreement are for the sole benefit of the parties hereto. This Agreement confers no rights, benefits, or claims upon any person or entity not a party hereto.

26.  NOTICES

     All notices, consents and demands hereunder shall be in writing and shall be personally delivered or sent by certified or registered mail, return receipt requested, addressed to the other party at its address set forth in this Agreement, and shall be deemed given upon receipt. Notices to COMPANY shall be addressed to the attention of one of the COMPANY employees listed in the related Task Order and a copy thereof shall be addressed Attn.: Legal Dept., Technology Unit. Notices to CONSULTANT shall be addressed to the attention of the President and a copy thereof shall be addressed to Mark L. Gordon, Gordon & Glickson, LLC, 444 North Michigan Avenue, Chicago, Illinois 60611.

27.  COMPLETE AGREEMENT

     This Agreement supersedes all prior oral or written agreements and understandings between the parties relating to the subject matter hereof, constitutes the entire agreement between the parties, and cannot be changed unless mutually agreed upon in writing by both parties.

28.  ENFORCEABILITY

     In the event any provision of this Agreement is found to be legally unenforceable, such unenforceability shall not prevent the enforcement of any other provision.

29.  NO WAIVER

     The failure by either party to insist upon strict performance of any of the provisions contained in this Agreement on any occasions shall not be deemed a waiver of its rights under that or any other provisions hereof.

30.  GOVERNING LAW

     This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to choice of law rules.

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31.  HEADINGS AND SUBSECTIONS

     Section headings are provided for convenience of reference and do not constitute part of this Agreement. Any references to a particular section of this Agreement shall be deemed to include reference to any and all subsections thereof.

32.  FORCE MAJEURE

     Either party shall be excused from performance and shall not be liable for any delay in whole or in part, caused by the occurrence of any contingency beyond the reasonable control either of the excused party or its subcontractors or suppliers. These contingencies include, but are not limited to, war, sabotage, insurrection, riot or other act of civil disobedience, act of public enemy, failure or delay in transportation, act of any government or any agency or subdivision thereof affecting the terms hereof, accident, fire, explosion, flood, severe weather or other act of God, or shortage of labor or fuel or raw materials. In the event of a delay in excess of thirty (30) days caused by the foregoing, the party whose performance has not been delayed shall have the right to immediately terminate this Agreement or the applicable Task Order.

33.  SURVIVAL

     The provisions of Sections 1, 2, 4, 5, 6, 8, 9, 10, 11, 12, 13, 14, 15, 16,
18, 20, 21, 22, 23, 25, 26, 27, 28, 29, 30, 31, 32, and 33 shall survive termination of this Agreement.

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

KANBAY INCORPORATED                         MORGAN STANLEY & CO. INCORPORATED

By: /s/ William Weissman                    By: /s/ James A. Tilley
   -------------------------------             ---------------------------------
           Signature                                  Signature

Name: WILLIAM WEISSMAN                      Name: James A. Tilley
     -----------------------------               -------------------------------
           Printed                                    Printed

Title: VP & CFO                             Title:
      ----------------------------                ------------------------------

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